UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 20, 2009

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 20, 2009, InfoLogix, Inc. (the “Company”) and its subsidiaries (collectively, the “Borrowers”) completed a restructuring transaction with Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC) (“Hercules”) and Hercules Technology I, LLC, a wholly-owned subsidiary of Hercules (“HTI”), pursuant to which $5 million of the Borrowers’ outstanding debt was converted into equity in the Company and warrants to purchase equity in the Company, and the remaining outstanding debt with Hercules was otherwise restructured (the “Restructuring”).  The Restructuring also provides for up to $5 million in additional availability under a revolving credit facility with Hercules.  In addition, in connection with the Restructuring, certain earnout obligations with Delta Health Systems, Inc (“Delta”) were restructured.  The terms of the Restructuring are as follows:

Debt Conversion Agreement

In connection with the Restructuring, on November 20, 2009, the Company entered into a Debt Conversion Agreement with HTI, pursuant to which HTI exchanged $5 million in existing indebtedness (the “Conversion Amount”) for (i) 67,294,751 shares (the “Conversion Shares”) of the Company’s common stock, $0.00001 par value (the “Common Stock”), and (ii) a warrant to purchase 16,823,688 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.0743 per share (the “Warrant”).  The Warrant has a five year term and is immediately exercisable at such time when the Company amends its certificate of incorporation to increase the number of authorized shares of Common Stock or implements a reverse stock split that results in the Company having a sufficient amount of authorized shares of Common Stock to issue the Warrant Shares.  The Warrant also allows for cashless exercise at the option of HTI.

Under the Debt Conversion Agreement, the Company’s Board of Directors (the “Board”) was reconstituted and is now composed of four incumbent directors (including the Company’s chief executive officer) (the “Incumbent Directors”), three members chosen by HTI (the “HTI Directors”), and for one year after the closing of the Restructuring, the Chairman of the Board just prior to the closing will hold the non-voting position of Chairman Emeritus. Within 90 days following the Restructuring, the Board is required to cause one Incumbent Director, other than the Company’s chief executive officer, to resign and is required to replace that director with a nominee who is mutually acceptable to HTI and the Incumbent Directors. If the Joint Director is not elected to the Board within 90 days following the Restructuring, the size of the Board will be increased by one position and HTI will have the right to designate an additional director to fill that position. Upon the election of the Joint Director, HTI will cause the additional director to resign and the size of the Board will be reduced accordingly. HTI also has the right to have one HTI Director sit on the Nominating and Governance and Compensation Committees of the Board.  For so long as HTI and its affiliates own at least 25% of the issued and outstanding shares of Common Stock, HTI has agreed to, and shall cause its affiliates to, vote for the HTI Directors, the Joint Director, the Company’s chief executive officer and those persons who are independent and nominated by all members of the Nominating and Governance Committee to the Board.

One HTI Director will not stand for reelection at the next annual meeting of stockholders following the repayment of the term loans, as described below. In addition, one HTI Director will not stand for reelection at the next annual meeting of the stockholders following the Company maintaining a consolidated total leverage ratio of 1.5 to 1 for a rolling twelve months ending on each of four consecutive quarters.  No HTI Director would stand for reelection at the next annual meeting of stockholders following: (i) payment in full of all obligations under the Amended and Restated Loan and Security Agreement, as described below, and (ii) HTI and its affiliates owning less than 10% of the issued and outstanding shares of Common Stock.

Under the Debt Conversion Agreement, the Company has undertaken to (i) increase the current option pool to 20% of the issued and outstanding shares of Common Stock after giving effect to the Charter Amendment, as described herein, and (ii) amend its certificate of incorporation to increase the number of authorized shares of Common Stock to 250,000,000 shares or implement a reverse stock split, in each case to ensure that the Company has a sufficient amount of authorized shares of Common Stock to issue the Warrant Shares and the shares underlying the increased option pool and to satisfy its obligations under the agreements related to the Restructuring (the “Charter Amendment”).  A breach under the Debt Conversion Agreement occurs if the Charter Amendment is not effective by January 31, 2010.

This description of the Debt Conversion Agreement and the Warrant does not purport to be complete and is qualified by reference to the agreements, which are attached to this report as Exhibit 10.1 and Exhibit 4.3, respectively.

Registration Rights Agreement with HTI

In connection with the Debt Conversion Agreement, on November 20, 2009, the Company and HTI entered into a Registration Rights Agreement whereby the Company agreed to file within 120 days after the closing of the Restructuring a shelf registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Conversion Shares and the Warrant Shares (the “HTI Registration Rights Agreement”).  The Company has agreed to use its best efforts to have the registration statement declared effective by the SEC no later than 120 days after the closing of the Restructuring, subject to a 60 day extension in the event of SEC review.  The Company is obligated to maintain the effectiveness of the registration statement from its effective date through and until the earlier of (i) the sale of all the Conversion Shares and Warrant Shares or (ii) HTI and its affiliates owning less than 10% of the issued and outstanding shares of Common Stock and the Conversion Shares and Warrant Shares may be sold free of any restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

Subject to certain exceptions, the Company will be liable to HTI for liquidated damages under the HTI Registration Rights Agreement if (i) the registration statement is not filed within 120 days after the closing of the Restructuring, (ii) the registration statement ceases to be effective or usable at any time during the effectiveness period, or (iii) HTI is not permitted to utilize the prospectus in the registration statement to sell the Conversion Shares or Warrant Shares for 20 consecutive days that the Nasdaq Stock Market is open for trading or in any individual case, an aggregate of 30 such days during any 12-month period (each, a “Registration Default”).  For any Registration Default, the Company will be subject to penalties of up to $50,000 per month until that Registration Default is cured.  If the Company fails to pay any penalties within a specified time frame, the Company would be charged 8% interest on the outstanding penalties.

The Company also has granted to HTI piggyback registration rights for any Conversion Shares or Warrant Shares not covered by the registration statement or sold under Rule 144 of the Securities Act, subject to standard underwriting cutbacks.  The HTI Registration Rights Agreement also contains standard indemnification provisions on the part of the Company and HTI.

This description of the HTI Registration Rights Agreement does not purport to be complete and is qualified by reference to the agreement, which is attached to this report as Exhibit 10.2.

Amended and Restated Loan and Security Agreement

In connection with the Restructuring, on November 20, 2009, the Borrowers and Hercules entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”), whereby the Borrowers and Hercules agreed to restructure the Borrowers’ remaining debt not cancelled pursuant to the Debt Conversion Agreement.  The Loan Agreement amends and restates the Loan and Security Agreement dated as of May 1, 2008 among the Borrowers and Lender, as amended.

Under the Loan Agreement, the remainder of the Borrowers’ indebtedness with Hercules was restructured to include two term loans aggregating $10.5 million and a revolving credit facility of $12 million, of which $7 million is currently outstanding.  The revolving credit facility expires on May 1, 2011, but may be extended at the Borrowers’ option for six months if there is no existing event of default.  Any advances under the revolving credit facility bear interest initially at 12.0% per annum until the term loans, as described below, are repaid in full, when the interest rate on outstanding advances will be prime plus 4%.  Borrowings under the revolving credit facility are based on eligible accounts receivables, including an overadvance provision of up to $500,000, which will be due 28 days after the overadvance is drawn.  Overadvances bear interest at 15% per annum.

The term loans are comprised of a $5.5 million term loan due on November 1, 2013 (“Term Loan A”) and a $5 million convertible term loan due on November 1, 2014 (“Term Loan B”).  Amortization on Term Loan A begins on December 1, 2010.  Term Loan B may be converted into shares of the Common Stock at a price of $0.0743 per share at Hercules’ option, or automatically if the 90-day volume weighted adjusted price of the Common Stock exceeds five times the conversion price.  The Borrowers, however, have the right to pay a portion of the conversion amount in cash plus applicable fees, interest and other charges instead of shares of common stock if an automatic conversion occurs under certain circumstances and the Common Stock is listed on certain national exchanges.

Term Loan A bears interest at (i) 12% per annum for the first year, (ii) 18% per annum for the next year, and (iii) 15% thereafter.  All interest on Term Loan A is payable in cash monthly commencing December 1, 2009.  Term Loan B bears interest at (i) 14.5% per annum for the first year, (ii) 20.5% per annum for the next year, and (iii) 17.5% thereafter.  2.5% of the interest on Term Loan B will be “paid in kind” (“PIK”) compounded monthly.  Hercules has the option to turn the PIK interest into cash interest or additional shares of Common Stock if certain predefined metrics are maintained.  The balance of the interest on Term Loan B is payable in cash monthly commencing December 1, 2009.  In the event the term loans are prepaid, a prepayment charge on the principal prepaid of 5% if prepaid during the first 12 months, 3% if prepaid during the next 12 months and 1% thereafter will be due.

The Loan Agreement contains certain negative covenants and other stipulations associated with the arrangement, including covenants that restrict the Borrowers’ ability to incur indebtedness, make investments, make payments in respect of its capital stock, including dividends and repurchases of common stock, sell or license its assets, and engage in acquisitions without the prior satisfaction of certain conditions.  Additionally, the Loan Agreement contains the following financial covenants (i) minimum consolidated adjusted EBITDA measured on a three month rolling basis as of the last day of each month of between $150,000 and $2 million, until December 31, 2011 and thereafter when $3 million of consolidated adjusted EBITDA is required, (ii) maximum leverage ratio measured on a rolling twelve month basis as of the last day of a fiscal quarter commencing June 30, 2010 of 6.0 to 1.0 decreasing  to 1.5 to 1.0 by the quarter ending June 30, 2012, (iii) minimum consolidated fixed charge coverage ratio measured on a rolling twelve month basis as of the last day of a fiscal quarter commencing June 30, 2010 of 0.75 to 1.0 increasing to 2.0 to 1.0 by the quarter ending June 30, 2012, and (iv) at least $1 million in unrestricted cash at all times.  Failure to maintain the financial covenants, as well as certain other events, are events of default under the Loan Agreement.  Upon an event of default under the Loan Agreement, Hercules may opt to accelerate and demand payment of all or any part of the Borrowers’ obligations.

The Borrowers were assessed a transaction fee of $450,000 in connection with the Restructuring, which is payable in 12 equal monthly installments beginning in April 2010.  The obligations of the Borrowers under the Loan Agreement are secured by all of the personal property of the Borrowers, including all of the equity interests of the Borrowers in their respective subsidiaries.

This description of the Loan Agreement does not purport to be complete and is qualified by reference to the agreement, which is attached to this report as Exhibit 4.1.

Registration Rights Agreement with Hercules

In connection with the Loan Agreement, on November 20, 2009, the Company and Hercules entered into a Registration Rights Agreement whereby the Company agreed to file within 120 days after the conversion of Term Loan B in whole or in part, an initial shelf registration statement with the SEC covering the resale of the Common Stock issuable upon conversion of Term Loan B and accreted Term Loan B interest and shares issuable to Hercules upon exercise of the Replacement Warrant, as defined below (the “Hercules Registration Rights Agreement”).  Upon Hercules’ request, the Company will be obligated to file subsequent registration statements if the shares of Common Stock covered by the preceding registration statement are sold.  Additionally, Hercules may demand the Company to file up to three additional registration statements at any time after the effectiveness period of the initial registration statement.  The initial registration statement must cover at least 25 million shares of Common Stock.  Any subsequent registration statement must cover at least 10 million shares of Common Stock.  The demand registration statements must cover at least 5 million shares of Common Stock.

The initial registration statement must be filed within 120 days after conversion of Term Loan B, in whole or in part.  The Company agreed to use its best efforts to have the registration statement declared effective by the SEC no later than 120 days after such conversion, subject to a 60 day extension in the event of SEC review.  Any subsequent or demand registration statements must be filed within 30 days, if filed on Form S-3, or 60 days, if filed on any other form, after receipt of notice from Hercules requesting or demanding such registration.  The Company has agreed to use its best efforts to have any subsequent or demand registration statements declared effective as soon as practicable.  The Company will not be required to keep effective the initial registration statement or file or keep effective any subsequent or demand registration statements when Hercules, together with any of its affiliates, owns less than 10% of the issued and outstanding shares of Common Stock and the Common Stock registrable under the Hercules Registration Rights Agreement may be sold free of any restrictions under Rule 144 of the Securities Act.

Subject to certain exceptions, the Company may be liable to Hercules for liquidated damages under the Hercules Registration Rights Agreement if (i) any registration statement, including any subsequent registration statement or demand registration statement, is not filed in accordance with the specified deadlines, (ii) any registration statement is not effective by the applicable effectiveness deadline or any registration statement ceases to be effective or usable at any time during the applicable effectiveness period, or (iii) Hercules is not permitted to utilize the prospectus in any registration statement for 20 consecutive days that the Nasdaq Stock Market is open for trading or in any individual case, an aggregate of 30 such days during any 12-month period (each, a “Hercules Registration Default”).  For any Hercules Registration Default, the Company will be subject to penalties of up to 1% of the value of the Common Stock registered under the affected registration statement.  If the Company fails to pay any penalties within a specified time frame, the Company would be charged 8% interest on the outstanding penalties.

The remaining terms of the Hercules Registration Rights agreement are substantially similar to those in the HTI Registration Rights Agreement.

The description of the Hercules Registration Rights Agreement does not purport to be complete and is qualified by reference to the agreement, which is attached to this report as Exhibit 10.3.

Delta Restructuring

As a condition to and in connection with the Restructuring, on November 20, 2009, the Company’s wholly-owned subsidiary, InfoLogix Systems Corporation (“Systems”) entered into a letter agreement (the “Letter Agreement”) with Delta whereby the parties agreed to restructure the outstanding obligations under the Earn Out Agreement dated May 2, 2008 (the “Delta Earn Out Agreement”).  Under the Delta Earn Out Agreement, Delta earned $430,000 for the earn out period ended May 2, 2009.

Under the Letter Agreement, in lieu of the $430,000 payment, commencing as of September 1, 2009, Delta will participate in a commission plan, under which Systems will pay Delta a monthly commission equal to 11.5% of collected revenue from Delta’s business that the Company generates, if any, during the applicable month.  Delta released Systems from all obligations under the Delta Earn Out Agreement relating to the earn out period ended May 2, 2009.  All other terms and conditions of the Delta Earn Out Agreement, including the rights and obligations of the parties with respect to the earn out period ending May 2, 2010, if any, remain in full force and effect.

This description of the Letter Agreement does not purport to be complete and is qualified by reference to the agreement, which is attached to this report as Exhibit 10.4.

Warrants

On November 20, 2009, the Company cancelled existing warrants to purchase an aggregate of 2,425,000 shares of Common Stock issued on November 29, 2006 and June 19, 2009 (the “Existing Warrants”) to each of Warren V. Musser, Michael M. Carter, David T. Gulian, Richard D. Hodge, Fairmount Partners LP and Hercules (collectively, the “Existing Warrant Holders”) and reissued to each Existing Warrant Holder a replacement warrant (each, a “Replacement Warrant”) on substantially the same terms as such Existing Warrant Holder’s corresponding Existing Warrant, except that the exercise price of the Replacement Warrant is $0.0743 per share of Common Stock.  Except for the Replacement Warrant issued to Hercules, the Replacement Warrants will not vest or become exercisable until the Company files the Charter Amendment with the Delaware Secretary of State.

This description of the Replacement Warrants does not purport to be complete and is qualified by reference to the Replacement Warrants issued to Hercules and Messrs. Musser, Carter, Gulian, and Hodge, and Fairmount Partners LP, which are attached to this report as Exhibit 4.2 and Exhibits 4.4, 4.5, 4.6, 4.7, and 4.8, respectively.

Director Indemnification Agreements

On November 20, 2009, the Company entered into indemnification agreements (the “Indemnification Agreements”) with the HTI Directors in connection with their election to the Board (as described further in Item 5.02), whereby the Company agreed to indemnify them, to the fullest extent permitted under Delaware law against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by the HTI Directors in connection with any civil, criminal, administrative or investigative action brought against the HTI Directors by reason of their relationship with the Company.  The Indemnification Agreements provide for indemnification rights regarding third-party claims and in certain circumstances, proceedings brought by or in the right of the Company.  In addition, the Indemnification Agreements provide for the advancement of expenses incurred in connection with any proceeding covered by the Indemnification Agreement as permitted by Delaware law.

This description of the Indemnification Agreements does not purport to be complete and is qualified by reference to the Form of Indemnification Agreement, which is attached to this report as Exhibit 10.5.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated in this Item 3.02 by reference.

Item 5.01               Changes in Control of the Registrant.

The information set forth in Item 1.01 is incorporated in this Item 5.01 by reference.  As a result of the Restructuring, HTI owns 72.4% of the issued and outstanding shares of Common Stock, not including the Warrant Shares or any increase in the Company’s option pool.  Additionally, Hercules has the option to acquire up to 67,294,751 additional shares of the Common Stock upon conversion of Term Loan B and an additional amount of shares of Common Stock as payment for interest on Term Loan B, each subject to the Charter Amendment, and 250,000 shares of Common Stock upon exercise of its Replacement Warrant.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2009, effective upon the closing of the Restructuring, Richard D. Hodge and Richard A. Vermeil resigned from the Board.  Warren V. Musser also resigned from the Board effective upon the closing of the Restructuring on November 20, 2009 and was appointed to the non-voting position of Chairman Emeritus.  The resignations were not as a result of any disagreements with the Company.  The Company would like to thank Messrs. Hodge and Vermeil for their work and for their contributions to the Company.

In connection with the Restructuring, Manuel A. Henriquez, Roy Y. Liu and Mark S. Denomme were elected to the Board as the HTI Directors.  Mr. Henriquez will serve on the Company’s Compensation Committee and Nominating and Governance Committee.  The Company does not currently expect that Messrs. Liu or Denomme will serve on any committees of the Board.  In connection with their election to the Board, the Company entered into the Indemnification Agreement with Messrs. Henriquez, Liu and Denomme, whereby the Company agreed to indemnify them, to the fullest extent permitted by the law of the State of Delaware, from indemnifiable losses arising as a result of their roles as members of the Board.

Mr. Henriquez is a co-founder of Hercules, the parent corporation of HTI, and currently serves as its Chairman, Chief Executive Officer and President.  Messrs. Liu and Denomme are each Managing Directors of Hercules.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

4.1           Amended and Restated Loan and Security Agreement dated as of November 20, 2009 by and among InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition, LLC, and InfoLogix — DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender.

4.2           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Hercules Technology Growth Capital, Inc.

4.3           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Hercules Technology I, LLC.

4.4           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Warren V. Musser

4.5           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Michael M. Carter

4.6           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to David T. Gulian

4.7           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Richard D. Hodge

4.8           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Fairmount Partners LP

10.1         Debt Conversion Agreement dated as of November 20, 2009 by and between InfoLogix, Inc. and Hercules Technology I, LLC.

10.2         Registration Rights Agreement dated as of November 20, 2009 by and between InfoLogix, Inc. and Hercules Technology I, LLC.

10.3         Registration Rights Agreement dated as of November 20, 2009 by and between InfoLogix, Inc. and Hercules Technology Growth Capital, Inc.

10.4         Letter Agreement dated as of November 20, 2009 by and between InfoLogix Systems Corporation and Delta Health Systems, Inc.

10.5         Form of Indemnification Agreement dated as of November 20, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: November 25, 2009	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

Exhibit Index

4.1           Amended and Restated Loan and Security Agreement, dated as of November 20, 2009, by and among InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition, LLC, and InfoLogix — DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender.

4.2           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Hercules Technology Growth Capital, Inc.

4.3           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Hercules Technology I, LLC.

4.4           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Warren V. Musser

4.5           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Michael M. Carter

4.6           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to David T. Gulian

4.7           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Richard D. Hodge

4.8           Warrant dated as of November 20, 2009 issued by InfoLogix, Inc. to Fairmount Partners LP

10.1         Debt Conversion Agreement dated as of November 20, 2009 by and between InfoLogix, Inc. and Hercules Technology I, LLC.

10.2         Registration Rights Agreement dated as of November 20, 2009 by and between InfoLogix, Inc. and Hercules Technology I, LLC.

10.3         Registration Rights Agreement dated as of November 20, 2009 by and between InfoLogix, Inc. and Hercules Technology Growth Capital, Inc.

10.4         Letter Agreement dated as of November 20, 2009 by and between InfoLogix Systems Corporation and Delta Health Systems, Inc.

10.5         Form of Indemnification Agreement dated as of November 20, 2009.